                          EXHIBIT 99.1

                    ASSET PURCHASE AGREEMENT

                          by and among

   ROSS UNIVERSITY SCHOOL OF NURSING AND HEALTH SCIENCES, INC.

                         ("Purchaser"),

               FOREST PARK HOSPITAL CORPORATION #1

                           ("Seller")

                               and

            DOCTORS COMMUNITY HEALTHCARE CORPORATION

                           ("Parent")


                   Dated as of March 15, 2005

ARTICLE I   DEFINITIONS                                        1
     1.1  Definitions                                          1
     1.2  Interpretation                                       8

ARTICLE II  SALE AND PURCHASE OF ASSETS; ASSUMPTION OF
            ASSUMED LIABILITIES                                8
     2.1  Purchased Assets                                     8
     2.2  Assignment of Contracts and Permits                  9
     2.3  Excluded Assets                                     10
     2.4  Assumed Liabilities                                 10
     2.5  No Other Liabilities Assumed                        11
     2.6  Disclaimer of Warranties                            11

ARTICLE III PURCHASE PRICE AND PAYMENT                        11
     3.1  Payment of the Closing Purchase Price               11
     3.2  Pre-Closing Purchase Price Adjustment               12
     3.3  Post-Closing Purchase Price Adjustment; Payment of
          Holdback Amount                                     12
     3.4  Prorations                                          13
     3.5  Allocation of Consideration                         14

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER          14
     4.1  Due Incorporation, etc                              14
     4.2  Due Authorization                                   14
     4.3  Consents and Approvals; No Conflicts, etc           14
     4.4  Financial Statements; No Undisclosed Liabilities    15
     4.5  No Adverse Effects or Changes                       15
     4.6  Title to Assets                                     17
     4.7  Condition and Sufficiency of Assets                 17
     4.8  Real Property                                       17
     4.9  Leased Personal Property                            17
     4.10 Accounts Receivable                                 17
     4.11 Intellectual Property                               17
     4.12 Contracts                                           18

     4.13 Permits and Regulatory Compliance                   20
     4.14 Insurance                                           21
     4.15 Employee Benefit Plans and Employment Agreements    21
     4.16 Employment and Labor Matters                        22
     4.17 Taxes                                               22
     4.18 No Defaults or Violations                           22
     4.19 Environmental Matters                               23
     4.20 Litigation                                          23
     4.21 Information and Records                             24
     4.22 No Other Agreement                                  24
     4.23 Brokers                                             24
     4.24 Accuracy of Statements                              24

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF PURCHASER       25
     5.1  Due Incorporation                                   25
     5.2  Due Authorization                                   25
     5.3  Consents and Approvals; No Conflicts, etc           25
     5.4  Brokers                                             26
     5.5  Representations of Seller                           26
     5.6  Legal Proceedings                                   26
     5.7  Ability to Perform                                  26
     5.8  Solvency                                            26

ARTICLE VI  COVENANTS OF SELLER                               26
     6.1  Implementing Agreements                             27
     6.2  Consents and Approvals                              27
     6.3  Preservation of Business                            28
     6.4  Access to Information                               31
     6.5  Supplemental Information                            31
     6.6  Confidentiality                                     31
     6.7  Tax Matters                                         31
     6.8  Cooperation                                         31

ARTICLE VII COVENANTS OF PURCHASER                            31
     7.1  Implementing Agreement                              32
     7.2  Consents and Approvals                              32
     7.3  Confidentiality                                     32
     7.4  Tax Matters                                         32
     7.5  Cooperation                                         32

ARTICLE VIIICONDITIONS PRECEDENT TO OBLIGATIONS OF
            PURCHASER                                         32
     8.1  Representations and Warranties                      33
     8.2  Agreements and Covenants                            33
     8.3  Consents and Approvals                              33
     8.4  No Material Adverse Change                          33
     8.5  Actions or Proceedings                              33
     8.6  Purchaser's Due Diligence                           33

ARTICLE IX  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER     33
     9.1  Representations and Warranties                      34
     9.2  Agreements and Covenants                            34
     9.3  Consents and Approvals                              34
     9.4  Actions or Proceedings                              34
     9.5  Signing and Delivery of Documents and Instruments   34

ARTICLE X   EMPLOYEES AND BENEFIT PLANS                       34
     10.1 Certain Employee Matters.                           34
     10.2 Liabilities Under Benefit Plans                     36

ARTICLE XI  CLOSING                                           36
     11.1 Closing                                             36
     11.2 Deliveries by Seller                                36
     11.3 Deliveries by Purchaser                             37

ARTICLE XII TERMINATION                                       38
     12.1 Termination                                         38
     12.2 Effect of Termination                               38

ARTICLE XIIISURVIVAL AND INDEMNIFICATION                      39

     13.1 Survival                                            39
     13.2 Indemnification by Seller                           39
     13.3 Indemnification by Purchaser                        39
     13.4 Claims                                              40
     13.5 Notice of Third Party Claims; Assumption of
          Defense                                             40
     13.6 Settlement or Compromise                            40
     13.7 Parent Guarantee                                    41

ARTICLE XIV NONCOMPETITION                                    42
     14.1 Noncompetition                                      42
     14.2 Remedies                                            43

ARTICLE XV  PURCHASER'S RIGHT OF FIRST REFUSAL                43
     15.1 Right of First Refusal                              43

ARTICLE XVI MISCELLANEOUS                                     44
     16.1 Expenses                                            44
     16.2 Amendment                                           44
     16.3 Extended Affiliation                                44
     16.4 Notices                                             44
     16.5 Effect of Investigation                             45
     16.6 Waivers                                             45
     16.7 Assignment                                          45
     16.8 No Third Party Beneficiaries                        45
     16.9 Publicity                                           45
     16.10 Further Assurances                                 46
     16.11 Severability                                       46
     16.12 Entire Understanding                               46
     16.13 Governing Law                                      46
     16.14 Counterparts                                       46

EXHIBITS

Exhibit A Form of Assignment and Assumption Agreement
Exhibit B Form of Bill of Sale
Exhibit C Form of Clinical Affiliation Agreement
Exhibit D Form of Lease
Exhibit E Form of Services Agreement


SCHEDULES

Schedule 1.1(a)     Current Tangible Assets and Current
Liabilities
Schedule 1.1(b)     Financial Statements
Schedule 2.1(a)     Tangible Property
Schedule 2.1(c)     Owned Intellectual Property
Schedule 2.2(a)     Personal Property Leases
Schedule 2.2(b)     Intellectual Property Licenses
Schedule 2.2(c)     Transferred Contracts
Schedule 2.2(d)     Transferred Permits
Schedule 4.1        Capital Stock of Other Persons Owned by
Deaconess
Schedule 4.3        Seller Consents
Schedule 4.5        Adverse Effects or Changes
Schedule 4.6        Liens
Schedule 4.7        Condition of Assets
Schedule 4.8        Real Property
Schedule 4.10       Out-of-the-Ordinary-Course-of-Business
Accounts Receivable
Schedule 4.11       Licensed Intellectual Property
Schedule 4.12       Identified Contracts
Schedule 4.13       Permits
Schedule 4.14       Insurance
Schedule 4.15       Benefit Plans
Schedule 4.16       Employees
Schedule 4.18       Defaults
Schedule 4.19       Environmental Matters
Schedule 4.20       Litigation
Schedule 6.3        Permitted Changes in Assets and Business from
Execution to Closing
Schedule 6.6        Confidentiality
Schedule 14.1       Nursing Schools

                    ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is entered into as of March 15, 2005, by and among ROSS UNIVERSITY SCHOOL OF NURSING AND HEALTH SCIENCES, INC., a Delaware corporation ("Purchaser"), FOREST PARK HOSPITAL CORPORATION #1, a Missouri corporation ("Seller"), and DOCTORS COMMUNITY HEALTHCARE CORPORATION, a Delaware corporation ("Parent"). Certain capitalized terms used herein are defined in Article I.

                      W I T N E S S E T H:


     WHEREAS, subject to the terms and conditions set forth herein, Seller desires to sell, assign and transfer to Purchaser, and Purchaser desires to purchase, assume and take assignment and delivery of, substantially all of the assets of Seller's Deaconess College of Nursing Division ("Deaconess"), and to assume certain liabilities related thereto.

     NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants and agreements herein contained, the parties hereto agree as follows:

                            ARTICLE I
                           DEFINITIONS

     1.1  Definitions.

          "Accounts Receivable" shall mean all accounts receivable, trade receivables, notes receivable and other receivables owed to Deaconess.

          "Affiliate" shall mean, with respect to any specified
Person, any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person.

           "Agreement" shall mean this Asset Purchase Agreement, including all exhibits and schedules hereto, as it may be amended from time to time in accordance with its terms.

          "Assets" shall mean the Purchased Assets and the Leased
Assets.

          "Assignment and Assumption Agreement" shall mean an assignment and assumption agreement between Purchaser and Seller to be dated as of the Closing Date, in the form attached hereto as Exhibit A.

          "Assumed Liabilities" shall have the meaning provided in Section 2.4.

          "Benefit Plans" shall have the meaning provided in
Section 4.15.

          "Bill of Sale" shall mean a bill of sale from Seller to Purchaser to be dated as of the Closing Date, in the form attached hereto as Exhibit B.

          "Business" shall mean the business of educating and training nurses that is currently conducted by Deaconess at its existing location and on-line.

          "Business Day" shall mean any day of the year other than (i) any Saturday or Sunday or (ii) any other day on which banks located in Chicago, Illinois generally are closed for business.

          "Cash" shall mean all cash, certificates of deposits, bank deposits and other cash equivalents, together with all accrued but unpaid interest thereon.

          "Clinical Affiliation Agreement" shall mean a clinical affiliation agreement between Purchaser and Seller to be dated as of the Closing Date, in the form attached hereto as Exhibit C.

          "Closing" shall mean the consummation of the transactions contemplated herein in accordance with Article XI.

          "Closing Balance Sheet" shall have the meaning provided in Section 3.3(a).

          "Closing Date" shall mean the date on which the Closing occurs or is to occur.

          "Closing Purchase Price" shall have the meaning provided in Section 3.1(b).

          "Code" shall mean the United States Internal Revenue
Code of 1986, as amended.

          "Confidential Information" shall mean all Information and Records and Intellectual Property that are not and have not become ascertainable or obtainable from public information.

          "Contested Adjustments" shall have the meaning provided in Section 3.3(b).

          "Contract" shall mean any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or verbal, which is intended or purports to be binding and enforceable with respect to the Business.

          "Current Tangible Assets" shall mean the current tangible assets of Deaconess as calculated pursuant to Schedule
1.1(a), as of the Closing Date.

          "Current Liabilities" shall mean the current liabilities of Deaconess as calculated pursuant to Schedule
1.1(a), as of the Closing Date.

          "Deaconess" shall have the meaning provided in the recitals to this Agreement.

          "Deaconess Employee" shall mean any employee of Deaconess or any employee of Seller whose responsibilities are primarily related to the operation of the Business.

          "DOE" shall mean the United States Department of Education.

          "DOE Application" means a "materially complete application" (as that term is defined at 34 C.F.R. 600.20(g)) for approval of the change of ownership and provisional extension of certification to participate in the Title IV HEA student financial assistance programs.

          "Environmental Law" shall mean any Law which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Occupational Safety and Health Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superfund" or "Superlien" Law (including those already referenced in this definition) and any other Law having a similar subject matter.

          "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

          "Excluded Assets" shall have the meaning provided in
Section 2.3.

          "Excluded Contracts" shall have the meaning provided in
Section 2.3(c).

          "Excluded Liabilities" shall have the meaning provided in Section 2.5.

          "Expiration Date" shall have the meaning provided in
Section 13.1.

          "Financial Statements" shall mean the Deaconess (i) audited balance sheet as of, and audited income statement for the 12 month period ended, May 31, 2004, and (ii) unaudited balance sheet as of, and unaudited income statement for the seven month period ended, January 31, 2005, which are attached hereto as
Schedule 1.1(b).

          "GAAP" shall mean United States generally accepted accounting principles, applied in a manner consistent with the that used in preparing the Financial Statements.

          "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Obligations" shall have the meaning set forth in Section 13.7(a).

          "Hazardous Substance" shall mean any material or substance which (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Law) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law.

          "Higher Education Act" shall have the meaning set forth in Section 4.13(c)(i).

          "Hired Employees" shall have the meaning set forth in
Section 10.1(a).

          "Holdback Amount" shall mean the amount of Five Hundred
Thirty Thousand Dollars ($530,000).

          "Identified Contracts" shall have the meaning set forth in Section 4.12.

          "Indemnified Person" shall mean the Person or Persons entitled to, or claiming a right to, indemnification under
Article XIII.

          "Indemnifying Person" shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article XIII.

          "Independent Accountants" shall mean Grant Thornton
LLP.

          "Information and Records" shall have the meaning provided in Section 2.1(b).

          "Intellectual Property" shall mean all United States and foreign patents (including continuations, continuations-in-part, reissues and re-examinations thereof) and patent applications; registered and unregistered trade names, trademarks, service names and service marks (and applications for registration of the same) and all goodwill associated therewith; copyrights and copyright registrations (and applications for the same); trade secrets, computer data (including formulations and analyses), computer software (in source code and object code form) and all related programming, user and systems documentation; inventions, processes and designs (whether or not patentable or reduced to practice); know-how and formulae; and all other intangible assets, properties and rights.

          "Intellectual Property Licenses" shall have the meaning provided in Section 2.2(b).

          "Law" shall mean any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority, in each case as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder.

          "Lease" shall mean a lease agreement between Purchaser and Seller to be dated as of the Closing Date, in the form attached hereto as Exhibit D.

          "Leased Assets" shall mean all assets leased or licensed to Deaconess or to Seller for use by Deaconess pursuant to any of the Personal Property Leases or Intellectual Property
Licenses.

          "Licensed Intellectual Property" shall have the meaning provided in Section 4.11.

          "Lien" shall mean any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment, encumbrance or other restriction or limitation of any kind.

          "Loss" or "Losses" shall mean any and all liabilities, losses, costs, claims, damages (other than punitive damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation, including costs of litigation incurred in enforcing the indemnity provisions of this Agreement).

          "Lutheran Assets" shall have the meaning provided in
Section 15.1.

          "Material Adverse Change" shall mean a change (or circumstance involving a prospective change) in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Business or the Assets that is material and adverse. For purposes of this Agreement only the occurrence of the following shall be deemed to be a "Material Adverse Change": (i) decrease in net revenue or increase in net expense by more than ten percent (10%) over an eight (8) month period; and (ii) a loss of accreditation or license to operate the Business.
Notwithstanding the foregoing, "Material Adverse Change" does not include any event, condition or circumstance affecting the institution certified under the Higher Education Act, the announcement or pendency of the transaction contemplated herein, any action taken by Seller or Parent at Purchaser's request or pursuant to this Agreement, acts of terrorism, general economic, political or financial market conditions, any reduction in the availability of third party financial aid to students of Deaconess, or any other matter disclosed in any schedule hereto.

          "Material Adverse Effect" shall mean an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Business or the Assets that is material and adverse. For purposes of this Agreement only the occurrence of the following shall be deemed to be a "Material Adverse Effect": (i) decrease in net revenue or increase in net expense by more than ten percent (10%) over an eight (8) month period; and (ii) a loss of accreditation or license to operate the Business. Notwithstanding the foregoing, "Material Adverse Event" does not include any event, condition or circumstance affecting the institution certified under the Higher Education Act, the announcement or pendency of the transaction contemplated herein, any action taken by Seller or Parent at Purchaser's request or pursuant to this Agreement, acts of terrorism, general economic, political or financial market conditions, any reduction in the availability of third party financial aid to students of Deaconess, or any other matter disclosed in any schedule hereto.

          "NCA" shall mean the North Central Association
Commission on Accreditation and School Improvement.

          "NCA Approval" shall mean the accreditation transfer approval of the NCA pursuant to their process and procedures.

          "Necessary Regulatory Authorities" shall mean the DOE and the NCA.

          "Net Tangible Assets" shall mean the difference, as of the Closing Date, between Current Tangible Assets and Current
Liabilities. All Excluded Assets and Excluded Liabilities will be excluded from the calculation of Net Tangible Assets.

          "Owned Intellectual Property" shall have the meaning provided in Section 2.1(c).

          "Pending Lawsuits" shall mean those lawsuits set forth on Schedule 4.20.

          "Permits" shall mean (i) all certifications, accreditations, licenses, permits and other authorizations, including Program Participation Agreements, necessary to allow individuals enrolled in training programs conducted by Deaconess to qualify for educational loans, grants and other forms of student financial assistance from governmental agencies and other sources referred to in the catalogs and advertising literature of Deaconess, including, without limitation, all certifications, accreditations, licenses, permits and other authorizations necessary for Deaconess to participate in student financial aid programs administered by the DOE pursuant to Title IV and (ii) any other permits, tariffs, authorizations, licenses, certificates, variances, interim permits, approvals, franchises and rights under any Law or otherwise required by any Governmental Authority for the operation of the Business and any applications for the foregoing.

          "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, limited liability partnership, limited liability company, trust, association or other entity.

          "Personal Property Leases" shall have the meaning provided in Section 2.2(a).

          "Preliminary Closing Balance Sheet" shall have the meaning provided in Section 3.2.

          "Prime Rate" shall mean the Prime Rate as published on each Business Day in The Wall Street Journal.

          "Purchase Price" shall have the meaning provided in
Section 3.1(b).

          "Purchased Assets" shall have the meaning provided in
Section 2.1.

          "Purchased Contracts and Permits" shall have the meaning provided in Section 2.2.

          "Purchaser" shall have the meaning provided in the preamble.

          "Purchaser Consents" shall have the meaning provided in
Section 5.3(a).

          "Purchaser Notice" shall have the meaning provided in
Section 15.1(a).

          "Purchaser's Knowledge" shall mean the actual knowledge, without independent investigation, of Gerry Wawrzynek.
No constructive or imputed knowledge shall be attributed to any such individual by virtue of any position held, relationship to any other Person, or for any other reason.

          "Purchaser Indemnified Party" shall have the meaning provided in Section 13.2.

          "Real Property" shall have the meaning provided in
Section 4.8.

          "Related Agreement" shall mean any Contract which is or is to be entered into at the Closing or otherwise pursuant to this Agreement, including the Assignment and Assumption Agreement and Bill of Sale, the Lease, the Services Agreement and the Clinical Affiliation Agreement.

          "Releases" shall mean the releases from all third party lenders in connection with all indebtedness of and guarantees by Seller, stating that Deaconess is released from all obligations thereunder and that all Liens placed by such lenders on the Assets will be released upon the execution of such releases and confirming that such lenders shall forthwith execute and deliver to Seller or its Affiliates (as applicable) any and all terminations and releases (including, without limitation, UCC-3 termination statements) necessary to evidence the foregoing release.

          "Retained Management Employees" shall have the meaning provided in Section 10.1(a).

           "Seller" shall have the meaning provided in the preamble.

          "Seller Consents" shall have the meaning provided in
Section 4.3(a).

          "Seller's Knowledge" shall mean the actual knowledge, without independent investigation, of Erich Mounce and John D.
Hirsch. No constructive or imputed knowledge shall be attributed to any such individual by virtue of any position held, relationship to any other Person, or for any other reason.

          "Services Agreement" shall mean a shared services agreement between Purchaser and Seller to be dated as of the Closing Date, in the form attached hereto as Exhibit E.

          "Tangible Property" shall have the meaning provided in
Section 2.1(a).

          "Tax Return" shall mean any report, return, document or other information required to be supplied to a Governmental
Authority in connection with any Taxes.

          "Tax Statute of Limitations Date" shall mean the close of business on the 90th day after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a Business Day, the next Business Day).

          "Tax Warranties" shall mean the representations and warranties in Section 4.17.

          "Taxes" shall mean all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, license, payroll, environmental, capital stock, disability, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

          "Title IV" means Title IV of the Higher Education Act of 1965, as amended.

          "Title IV Program Funds" means federal student financial assistance funds authorized by the Higher Education Act of 1965, as amended, 20 U.S.C. 1071 et seq. or any other similar law.

          "Title and Authorization Warranties" shall mean the representations and warranties in Sections 4.1, 4.2, 4.3 and 4.6.

          "Transfer Notice" shall have the meaning provided in
Section 15.1(a).

          "Transferred Contracts" shall have the meaning provided in Section 2.2(c).

          "Transferred Permits" shall have the meaning provided in Section 2.2(d).

     1.2 Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules and Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively.

                           ARTICLE II
                  SALE AND PURCHASE OF ASSETS;
                ASSUMPTION OF ASSUMED LIABILITIES

     2.1 Purchased Assets. Subject to the terms and conditions of this Agreement, at and as of the Closing, Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery of all of Seller's assets (wherever located) used in the operation of the Business (except those assets covered by the Services
Agreement plus the Excluded Assets), including all of Seller's right, title and interest in and to the following:

        (a) Tangible Property. All fixed assets, furniture, equipment, materials, supplies, textbooks, computers, printers, servers and other items of tangible personal property of every kind and description used by Seller solely in the operation of the Business (collectively, the "Tangible Property"), including the Tangible Property set forth on Schedule 2.1(a);

        (b) Information and Records. All books, records, files, databases, plans, specifications, technical information, confidential information, course and price lists, promotional materials, advertising copy and data, marketing research and information, competitive analysis, enrollment records, student lists and files, other student, instructor and staff information and all other proprietary information, other than the Intellectual Property, used in the operation of the Business, including the following papers and records in Seller's care, custody or control or otherwise available to it: all Deaconess tax records and financial records and files, personnel and labor relations records and employee benefits and compensation plans and records (collectively, the "Information and Records");

        (c) Intellectual Property. All Intellectual Property owned by Seller for the exclusive use by Deaconess or otherwise in connection with the operation of the Business (the "Owned Intellectual Property"), including the Owned Intellectual Property set forth on Schedule 2.1(c);

        (d) Other Intangibles. All third party relationships and goodwill, if any, used exclusively in, related to or arising in conjunction with the Business;

        (e)  Accounts Receivable.  All Accounts Receivable;

        (f) Restricted Accounts. All cash in restricted accounts related to the Business; and

        (g) Other Assets. All other assets of Seller used exclusively in the operation of the Business, including prepaid expenses and utility and similar deposits of Seller, claims and rights to insurance proceeds and awards and any and all other deposits, prepayments, and claims and rights of or for the benefit of Deaconess or Seller that are exclusively related to the Business. All of the foregoing assets described in this Section 2.1, together with the Purchased Contracts and Permits, are referred to herein collectively as the "Purchased Assets."

     2.2  Assignment of Contracts and Permits.   Subject to the terms
and conditions of this Agreement, at and as of the Closing, Seller shall assign and transfer to Purchaser all of Seller's right, title and interest in and to, and Purchaser shall take assignment of, (i) all of the Contracts related exclusively to the Business to which Deaconess or Seller is a party and (ii) all of the Permits of Deaconess or Seller related exclusively to the Business which are transferable, including the following:

        (a) Personal Property Leases. All leases to or by Deaconess (or to or by Seller exclusively in connection with the Business) of personal property (collectively, the "Personal Property Leases"), including the Personal Property Leases set forth on Schedule 2.2(a);

        (b) Intellectual Property Licenses. All agreements for the license to or by Deaconess (or to or by Seller exclusively in connection with the Business) of any Intellectual Property (collectively, the "Intellectual Property Licenses"), including the Intellectual Property Licenses set forth on Schedule 2.2(b);

        (c) Transferred Contracts. All Contracts of Deaconess (or of Seller related exclusively to the Business) (collectively, the "Transferred Contracts"), including the Transferred Contracts set forth on Schedule 2.2(c); and

        (d) Transferred Permits. All Permits held by or in the name of Deaconess (or of Seller that are related to the Business) and which are transferable (collectively, the "Transferred Permits"), including the Transferred Permits set forth on Schedule 2.2(d).

All of the foregoing are referred to herein collectively as the "Purchased Contracts and Permits." Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Contract or Permit or any claim or right or any benefit or obligation thereunder or resulting therefrom if an assignment thereof, without the consent of a third party thereto, would constitute a breach or violation thereof and if such a consent is not obtained at or prior to the Closing. If a consent or approval is required by any party under any of the Contracts included in the Purchased Contracts and Permits and is not obtained on or before the Closing or if an attempted assignment is ineffective, Seller shall cooperate with Purchaser, with each party bearing its own costs, in any reasonable arrangement requested by Purchaser to provide for Purchaser the benefits under any such Contracts.

     2.3 Excluded Assets. Notwithstanding the terms of Sections 2.1 and 2.2, the following assets of Seller shall be retained by Seller, are not being sold or assigned to Purchaser hereunder and do not constitute Purchased Assets (all of the following are referred to herein collectively as the "Excluded Assets"):

        (a) Cash. All Cash of Seller and Deaconess, except for cash in restricted accounts;

        (b) Intercompany Receivables. All receivables due to Seller or Deaconess from Parent or any of its Affiliates (other than Seller and Deaconess);

        (c)  Excluded Contracts.  All Contracts of Seller not listed on
        Schedule 4.12  (the "Excluded Contracts");

        (d)  Benefit Plan Assets.  All assets of any Benefit Plan;

        (e) Unrelated Assets. All assets of Seller that are not related to the Business; and

        (f) Library. All assets related to the library used by the Business.

     2.4 Assumed Liabilities. At the Closing, Purchaser shall assume, and agree to pay, perform, fulfill and discharge, only the following obligations of Deaconess and Seller (collectively, the "Assumed Liabilities"):

        (a) Contract Obligations. The obligations of Seller or Deaconess which are required to be performed, and which accrue, after the Closing Date under the Purchased Contracts and Permits (but not any liabilities of Seller or Deaconess in respect of a breach by Seller or Deaconess of or default by Seller or Deaconess under such Purchased Contracts or Permits or any liabilities or obligations incurred prior to the Closing), to the extent such Purchased Contracts and Permits, and all rights of Seller and Deaconess thereunder, are effectively assigned to Purchaser on the Closing Date pursuant to Section 2.2, but excluding any Contracts entered into in violation of Section 6.3; and

        (b) Current Liabilities. The Current Liabilities of Deaconess (other than Taxes) as of the Closing Date.

In no event shall the Assumed Liabilities include the Excluded
Liabilities.

     2.5 No Other Liabilities Assumed. Notwithstanding anything in this Agreement to the contrary, except as specifically set forth in Section 2.4, neither Purchaser nor any of its Affiliates shall assume or otherwise be liable in respect of, or be deemed to have assumed or otherwise be liable in respect of, any debt, claim, obligation or other liability (including any litigation or potential litigation to which Seller is or may be a party, and any other liability, undisclosed liability, contingent liability or unknown liability) of Deaconess or Seller or any of their Affiliates whatsoever (collectively, the "Excluded Liabilities").

     2.6 Disclaimer of Warranties. Subject to the representations and warranties of Seller in Article IV, the Assets sold and leased to Purchaser will be sold and leased by Seller and purchased by Purchaser in their physical condition at the Closing Date, "AS IS, WHERE IS AND WITH ALL FAULTS" WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY
OR FITNESS FOR A PARTICULAR PURPOSE, with respect to the physical condition of the Assets, any and all of which warranties Seller expressly disclaims.

                           ARTICLE III
                   PURCHASE PRICE AND PAYMENT

     3.1 Payment of the Closing Purchase Price. Subject to the terms and conditions hereof, in consideration for the sale of the Purchased Assets by Seller, Purchaser shall on the Closing Date:

        (a)  assume the Assumed Liabilities; and

        (b) pay to Seller in cash, by electronic transfer to an account of Seller as provided in writing to Purchaser at least three Business Days prior to the Closing Date, the amount of Four Million Seven Hundred Seventy Thousand Dollars ($4,770,000) (the "Closing Purchase Price"); (the assumption of the Assumed Liabilities together with the Closing Purchase Price and the Holdback Amount shall be referred to herein as the "Purchase Price"). The Purchase Price is subject to adjustment pursuant to Sections 3.2 and 3.3.

     3.2 Pre-Closing Purchase Price Adjustment. At least two Business Days prior to the Closing, Seller shall deliver to Purchaser an estimate of the balance sheet for Deaconess as of the Closing Date (the "Preliminary Closing Balance Sheet"), which shall be prepared in accordance with GAAP and exclude the Excluded Assets and Excluded Liabilities. Upon delivery of the Preliminary Closing Balance Sheet, the Closing Purchase Price shall be adjusted as follows: (a) if the Net Tangible Assets as set forth on the Preliminary Closing Balance Sheet are greater than $0 (if the Current Tangible Assets less the Current Liabilities results in a positive number), then the Closing Purchase Price shall be increased by the amount of such excess and (b) if the Net Tangible Assets as set forth on the Preliminary Closing Balance Sheet are less than $0 (if the Current Tangible Assets less the Current Liabilities results in a negative number), then the Closing Purchase Price shall be decreased by the amount of such deficit.

     3.3  Post-Closing Purchase Price Adjustment; Payment of Holdback
Amount.
        (a) As soon as practicable, but within 60 days after the Closing Date, Purchaser shall prepare and deliver to Seller a balance sheet for Deaconess as of the close of business on the Closing Date (the "Closing Balance Sheet"). Seller shall fully cooperate with Purchaser in the preparation of the Closing Balance Sheet. The Closing Balance Sheet shall be prepared in accordance with GAAP and exclude the Excluded Assets and Excluded Liabilities and shall include the same categories of assets and liabilities as the Preliminary Closing Balance Sheet.

        (b) Upon receipt of the Closing Balance Sheet, Seller shall have a period of 30 days to review such Closing Balance Sheet and supporting work papers and propose any adjustments thereto. All adjustments proposed by Seller shall be set out in a written statement delivered to Purchaser and shall be incorporated into the Closing Statement unless Purchaser shall object in writing to such proposed adjustments within 30 days of delivery by Seller to Purchaser of such proposed adjustments. If Purchaser does object in writing within 30 days to any such proposed adjustment (the proposed adjustment or adjustments to which Purchaser objects are referred to herein as the "Contested Adjustments"), Seller and Purchaser shall use reasonable efforts to resolve their dispute regarding the Contested Adjustments, but if a final resolution thereof is not obtained within 10 days after Purchaser delivers to Seller Purchaser's written objection to the Contested Adjustments, Seller and Purchaser shall promptly retain the Independent Accountants to resolve any remaining disputes concerning the Contested Adjustments. If the Independent Accountants are retained, then (i) Seller and Purchaser shall each submit to the Independent Accountants in writing within 15 days after the Independent Accountants are retained their respective proposals with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountants shall reasonably request (provided that if any documentation requested by the Independent Accountants cannot be obtained by either Seller or Purchaser within such 15-day period (acting in good faith and in a diligent manner), then such 15-day period shall be extended for such period of time as is reasonably necessary for such information to be obtained), (ii) the Independent Accountants shall select, within 30 days after receiving the proposals of both Seller and Purchaser and all supplementary supporting documentation requested by the Independent Accountants, either Seller's or Purchaser's proposal, but not a different proposal, with respect to the Contested Adjustments, which selection shall be final and binding on both Seller and Purchaser, and (iii) the fees and expenses of the Independent Accountants shall be shared equally by the parties.

        (c) Within five Business Days after the Closing Balance Sheet has become final and binding upon both Seller and Purchaser pursuant to Section 3.3(b), the Purchase Price shall be adjusted as follows:

               (i) if Net Tangible Assets as set forth on the Closing Balance Sheet are greater than Net Tangible Assets as set forth on the Preliminary Closing Balance Sheet, then Seller shall receive from Purchaser a payment in an amount equal to the Holdback Amount plus such difference; or

               (ii) if Net Tangible Assets as set forth on the Closing Balance Sheet are less than Net Tangible Assets as set forth on the Preliminary Closing Balance Sheet, then (A) if the amount of such difference is less than the Holdback Amount, Seller shall receive from Purchaser a payment in an amount equal to the Holdback
          Amount less such difference or (B) if the amount of such difference is greater than the Holdback Amount, Purchaser shall receive from Seller a payment equal to the amount by which such difference is greater than the Holdback Amount;

               (iii) provided, however, that unless the difference (pursuant to either clause (i) or (ii) above) between Net Tangible Assets as set forth on the Closing Balance Sheet and Net Tangible Assets as set forth on the Preliminary Closing Balance Sheet is greater than One Hundred Thousand Dollars ($100,000), no adjustment to the Purchase Price shall be made and Seller shall receive from Purchaser a payment in an amount equal to the Holdback Amount.A

     Any amounts payable under this Section 3.3(c) shall be made by electronic transfer of immediately available funds to such account or accounts as the party being paid shall specify to the paying party.

     3.4 Prorations. Each of the items listed below relating to the Business and the Purchased Assets will be prorated as of the Closing Date and shall be accrued on the Closing Balance Sheet, with Seller liable to the extent such items relate to any time period up to and including the Closing Date and Purchaser liable to the extent such items relate to periods subsequent to the Closing Date:

        (a) rents, Taxes, royalties and other items which in any case are payable periodically by or to Seller under any of the Personal Property Leases or Intellectual Property Licenses;

        (b) the amount of any fees and charges which in any case are payable periodically by Seller pursuant to any of the Transferred Contracts; and

        (c) the amount of any fees or charges which in any case are payable by Seller periodically with respect to any of the Transferred Permits.

Seller agrees to furnish Purchaser with such documents and other records as Purchaser reasonably requests in order to confirm all adjustment and proration calculations made pursuant to this
Section 3.4. Final payments with respect to prorations contemplated by this Section 3.4 that are not ascertainable on or before the Closing Date shall be settled between the parties as soon as practicable after they are ascertainable.

     3.5 Allocation of Consideration. The Purchase Price shall be allocated among the Purchased Assets in accordance with a schedule prepared by Purchaser and delivered to Seller within 90 days after the Closing Balance Sheet has become final and binding upon both Seller and Purchaser pursuant to Section 3.3(b) and consented to by Seller, which consent shall not be unreasonably withheld. Following the Closing, Purchaser and Seller in connection with their respective U.S. federal, state and local income Tax Returns and other filings (including Internal Revenue Service Form 8594), shall not take any position inconsistent with such allocation. Any adjustment to the Purchase Price shall be allocated as provided by Treas. Reg. 1.1060-1(c).

                           ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser, as of the date of this Agreement, as follows:

     4.1 Due Incorporation, etc. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, with all requisite corporate power and authority to own, lease and operate its properties and to carry on the Business as they are now owned, leased and operated. Except as set forth on Schedule 4.1, Deaconess does not own any capital stock or other equity interest in any Person.

     4.2 Due Authorization. Seller has full power and authority to execute, deliver and perform this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the Related Agreements and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly approved by all necessary corporate action, and no other actions or proceedings on the part of Seller are necessary to authorize the execution, delivery and performance by Seller of this Agreement, the Related Agreements or the transactions contemplated hereby and thereby. Seller has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements. This Agreement constitutes legal, valid and binding obligations of Seller, and the Related Agreements upon execution and delivery by Seller will constitute legal, valid and binding obligations of Seller, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

     4.3  Consents and Approvals; No Conflicts, etc.

        (a) Except for the consents set forth on Schedule 4.3 ("Seller Consents"), no consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Seller of this Agreement and the Related Agreements or the consummation by Seller of the transactions contemplated hereby or thereby.

        (b) Except as set forth on Schedule 4.3, the execution, delivery and performance by Seller of this Agreement and the Related Agreements and the consummation by Seller of the transactions contemplated hereby and thereby do not and will not (i) violate any Law applicable to Seller, Deaconess, the Business or any of the Assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right), permit cancellation of, result in the creation of any Lien upon any of the Assets, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Seller or Deaconess is a party or by which Seller or Deaconess or any of the Assets are bound; (iii) permit the acceleration of the maturity of any indebtedness of Seller or Deaconess or indebtedness secured by any of the Assets; or (iv) violate or conflict with any provision of any of the articles of incorporation, bylaws or similar organizational instruments of Seller.

     4.4 Financial Statements; No Undisclosed Liabilities. Attached hereto as Schedules 1.1(b) are true, accurate and complete copies of the Financial Statements. The Financial Statements present fairly the financial position, assets and liabilities of Deaconess as of the dates thereof and the revenues, expenses and results of operations of Deaconess for the periods covered thereby are in accordance with the books and records of Deaconess. The Financial Statements make full and adequate disclosure of, and provision for, all material obligations and liabilities of Deaconess as of the dates thereof. The audited financial statements included within the Financial Statements have been prepared in accordance with GAAP, consistently applied. Except as set forth in the balance sheets included in the Financial Statements and liabilities incurred in the ordinary course since January 31, 2005, there are no material liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise (including "off-balance sheet" liabilities), whether due or to become due.

     4.5 No Adverse Effects or Changes. Except as set forth on Schedule 4.5, since the date of the unaudited Financial Statements, the Business has been conducted in all respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on Schedule 4.5, since the date of the unaudited Financial Statements, neither Seller with respect to the Business nor Deaconess has:

        (a)  suffered any Material Adverse Change;

        (b) suffered any material damage, destruction or loss to any of its assets exclusively related to the Business (whether or not covered by insurance);

        (c) taken any action, or entered into or authorized any Contract or transaction or any amendment or modification to any Contract or transaction related exclusively to the Business, other than in the ordinary course of business and consistent with past practice;

        (d) sold, transferred, conveyed, assigned or otherwise disposed of any of its assets related to the Business, other than in the ordinary course of business and consistent with past practice;

        (e) acquired or leased any assets related to the Business other than in the ordinary course of business and consistent with past practices;

        (f) waived, released or canceled any claims against third parties or debts owing to it or any rights which have any value related to the Business;

        (g) made any changes in its accounting systems, policies, principles or practices;

        (h) in connection with the Business, made any borrowing, incurred any debt (other than trade payables in the ordinary course of business and consistent with past practice) or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice);

        (i) suffered or permitted the creation of any Lien over any of the Assets other than in the ordinary course of business and consistent with past practice;

        (j) made any loan, advance or capital contribution to, or investment in, any other Person other than in the ordinary course of business and consistent with past practice;

        (k) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer, consultant or employee, or increased in any manner the compensation or fringe benefits of any director, officer, consultant or employee other than scheduled increases in the ordinary course of business and consistent with past practices or paid any benefit not required by any existing plan and arrangement or entered into any Contract or arrangement to do any of the foregoing;

        (l) made any Tax election or settled or compromised any federal, state or local Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

        (m) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against Deaconess or the Business, or any of the directors, officers, employees or agents of Seller related to the Business or Deaconess;

        (n) terminated the employment of any employee of Seller that was material to the operation of the Business; or

        (o) entered into any transaction or arrangement of any kind with any director, officer or employee (whose responsibilities relate to the operation of the Business) of Seller or any of the respective Affiliates of such individuals or any Affiliate of Seller.

     4.6 Title to Assets. Except as set forth on Schedule 4.6, Seller has good and marketable and valid record and equitable title to, and is the lawful owner of, the Purchased Assets, free and clear of any Lien. Seller has the full right to sell, convey, transfer, assign and deliver the Purchased Assets to Purchaser, and, at and as of the Closing, Seller will convey the Purchased Assets to Purchaser by bills of sale and instruments of assignment and transfer effective to vest in Purchaser, and Purchaser shall have, good and marketable and valid record and equitable title to all of the Purchased Assets, free and clear of all Liens.

     4.7  Condition and Sufficiency of Assets.  Except as set forth on
Schedule 4.7, all of the tangible Assets, whether real or personal, owned or leased, have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear). The Assets constitute all the assets, properties and rights (except as provided in the Lease, the Services
Agreement and under this Agreement) that are required for or currently used in connection with the conduct of the Business as it is presently conducted and has been conducted since December
31, 2004.

     4.8  Real Property.

        (a) Schedule 4.8 sets forth true and accurate descriptions of all of the real property leased or owned by Seller that is used exclusively in the operation of the Business (the "Real
        Property").

        (b) None of the Real Property is subject to any Lien, easement, right-of-way, building or use restriction, exception, variance, reservation or limitation as might in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business.

     4.9 Leased Personal Property. Schedule 2.2(a) sets forth a true, complete and accurate list of all of the Personal Property Leases. Seller has delivered to Purchaser true, accurate and complete copies of all Personal Property Leases as amended or modified.

     4.10 Accounts Receivable. Except as set forth on Schedule 4.10, to Seller's Knowledge, (a) the Accounts Receivable outstanding as of January 31, 2005 are collectable in accordance with their terms net of any reserve set forth on the most recent balance sheet contained in the Financial Statements and (b) the Accounts Receivable outstanding at the Closing Date will be collectable in accordance with their terms net of any reserve set forth on the Preliminary Closing Balance Sheet.

     4.11 Intellectual Property. Schedule 2.1(c) sets forth a true, accurate and complete list of all Owned Intellectual Property.
Schedule 2.2(b) sets forth a true, accurate and complete list of all Intellectual Property Licenses. Schedule 4.11 sets forth a complete list of all Intellectual Property licensed to Seller or Deaconess under the Intellectual Property Licenses (the "Licensed Intellectual Property"). Except as set forth on Schedule 4.11:

        (a) all of the Owned Intellectual Property is owned by Seller or Deaconess free and clear of all Liens, and is not subject to any license, royalty or other agreement, and neither Seller nor Deaconess has granted any license or agreed to pay or receive any royalty in respect of any Owned Intellectual Property or, except as provided in the Intellectual Property Licenses, any Licensed Intellectual Property;

        (b) none of the Owned Intellectual Property or the Licensed Intellectual Property has been or is the subject of any pending or, to Seller's Knowledge, threatened litigation or claim of infringement or misappropriation and there is no basis for making any such claim;

        (c) to Seller's Knowledge, no Intellectual Property License is in breach or default by any party thereto or the subject of any notice of termination given or threatened;

        (d) Neither Seller nor Deaconess has made or threatened to make any claim that any product or service sold or provided by any Person, or any process, method, part, design, material or Intellectual Property employed by any Person, or any marketing or use by any Person of any such product or service, infringes or misappropriates any Owned Intellectual Property or Licensed Intellectual Property or confidential or proprietary rights of Seller or Deaconess;

        (e) the products and services sold and provided by Deaconess, each process, method, part, design, material or other Intellectual Property it employs, and the marketing and use by Seller in connection with the Business or Deaconess of any product, service or Intellectual Property, do not, to Seller's knowledge, infringe or misappropriate any Intellectual Property or confidential or proprietary rights of another Person, and neither Seller nor Deaconess has received any written notice making or threatening to make any claim of infringement or misappropriation of any Intellectual Property of another Person or contesting Deaconess or Seller's right to market or use any such product, service, process, method, part, design, material or other Intellectual Property and there is no basis for making such a claim; and

        (f) Seller or Deaconess currently owns or possesses adequate rights in and to all Intellectual Property necessary to conduct the Business as presently conducted.

     4.12 Contracts. Schedule 4.12 sets forth a true, accurate and complete list of all Contracts and arrangements of the following types to which Seller related to the Business or Deaconess is a party or by which it is bound that are related exclusively to the Business or to which any of the Assets is subject:

        (a)  any collective bargaining agreement;

        (b) any Contract or arrangement of any kind with any director, officer, stockholder or employee of Seller or any of the respective Affiliates of such individuals, and any Contract or other arrangement of any kind with any Affiliate of Seller;

        (c) any Contract or arrangement with any Person for the purchase or sale of goods or services for resale;

        (d) any Contract or arrangement pursuant to which Seller grants or is granted any license or other rights to use any of the Assets or any rights of joint use with respect to any of the Assets (other than any Personal Property Lease or Intellectual Property License);

        (e) any Contract or arrangement that either (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000 or (ii) has a term, or requires the performance of any obligations by Seller over a period, in excess of one (1) year;

        (f) any Contract or arrangement pursuant to which Seller or Deaconess has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

        (g) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other Contract or arrangement relating to the borrowing of funds, an extension of credit or financing;

        (h) any Contract or arrangement involving a partnership, joint venture or other cooperative undertaking;

        (i) any Contract or arrangement involving any restrictions with respect to the geographical area of operations or scope or type of business of Seller or Deaconess;

        (j) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of Seller or Deaconess, or Seller or Deaconess is granted the authority to act for or on behalf of any Person;

        (k) any Contract, whether or not fully performed, relating to any acquisition or disposition of any stock of, or any material portion of the assets of, Seller or Deaconess, or any acquisition or disposition of any subsidiary, division, line of business or real property of Seller or Deaconess;

        (l) any Contract not made in the ordinary course of business and consistent with past practice and that is to be performed in whole or in part at or after the Closing Date of this Agreement; and

        (m) any Contract not specified above that is material to the Business.

     Seller has delivered to Purchaser (i) true, accurate and complete copies of each document set forth on Schedule 4.12 as amended or modified and each of the Contracts included in the Purchased Contracts and Permits as amended or modified (collectively, the "Identified Contracts") and (ii) a written description of each oral arrangement so listed on Schedule 4.12. Except as set forth on Schedule 4.12, all such Identified Contracts and arrangements have been entered into by Seller or Deaconess in the ordinary course of business. Seller has delivered to Purchaser true, accurate and complete copies of each form of agreement that has been used in the Business, if applicable, and is in effect with respect to any third party.

     4.13 Permits and Regulatory Compliance.

        (a) Schedule 4.13 contains a complete and accurate statement of all Permits granted to Deaconess or to Seller that are related exclusively to the Business, the date each Permit was last granted and the current term of each Permit. Each Permit set forth on Schedule 4.13 is in full force and effect, and is valid, binding and enforceable by or against Deaconess or Seller, as applicable. To Seller's Knowledge, no event has occurred that limits or, with the giving of notice or the passage of time, or both, would limit the legal effect or validity of such Permit.
        No action or proceeding for the suspension or cancellation of any Permit is pending or, to Seller's Knowledge, is threatened, and, to Seller's Knowledge, there are no material facts, circumstances or omissions concerning Deaconess or Seller that would likely lead to any such action or proceeding. Except as set forth on
        Schedule 4.13, Deaconess or Seller has received and maintained without interruption, in all material respects, all necessary Permits related to the operation of the Business and receipt of all student financial assistance including those Permits required for Deaconess to offer educational programs, and to offer student financial assistance, including Title IV Program Funds, to the students enrolled in such educational programs. Except for the Permits set forth on Schedule 4.13, no Permits are necessary to operate the Business.

        (b) Except as set forth on Schedule 4.13, neither Deaconess nor Seller has received written or oral notice that Deaconess is on probation or warning or is in material violation of any of the terms or conditions of any of the Permits or has received written or oral notice that any of the Permits will not be renewed and, to Seller's Knowledge, there is no basis for nonrenewal of any of the Permits.

        (c)  U.S. Department of Education Certification and Eligibility.

                (i) Seller has provided Purchaser with a copy of Deaconess's most recent DOE Application for Institutional Participation in Programs Under the Higher Education Act of 1965, as amended (the "Higher Education Act"), and Institutional Eligibility and Certification for Title IV Student Financial Aid.

                (ii) Seller has accurately disclosed to the DOE the ownership of Deaconess to the extent, and in the manner, required by DOE regulations.

                (iii) Deaconess materially satisfies the DOE standards of administrative capability, as set forth at 34 C.F.R. 668.16, including all requirements pertaining to satisfactory academic progress. Further, each program offered by Deaconess is an eligible program in accordance with the requirements of 34 C.F.R. 668.8.

                (iv) Deaconess provides refunds substantially in accordance with applicable governmental and regulatory refund policies and as required pursuant to 34 C.F.R. 668.22.

                (v)  Deaconess did not receive for the fiscal year ending
          May 31, 2004, greater than ninety percent (90%) of its revenues from Title IV or other federal student financial aid funds and Deaconess satisfies the requirements regarding grants, loans and work study program revenues for tuition established by the DOE as set forth at 34 C.F.R. 600.5. Schedule 4.13 contains a correct statement of Deaconess's percentage of revenue from such federal funding sources.

                (vi) the cohort default rates published by the DOE for fiscal years 2001 and 2002 for Deaconess are listed on Schedule 4.13. Deaconess will not have cohort default rates attributed to it of 25% or over for three consecutive years and Deaconess could not be declared ineligible to participate in Federal Family Education Loan programs.

                (vii) Deaconess is authorized by the Missouri State Board of Nursing.

                (viii) Deaconess is accredited by the Higher Learning Commission of the North Central Association of Colleges and Schools.

                (ix) Deaconess's nursing programs are accredited by the National League for Nursing Accrediting Commission and the Commission on Collegiate Nursing Education.

     4.14 Insurance. Schedule 4.14 sets forth a true, accurate and complete list of all policies of fire and casualty, liability, workmen's compensation, title and other forms of insurance held by Seller or Deaconess and applicable exclusively to any Asset or the Business. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid (or will be paid by Seller prior to the due dates therefor), and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with
(i) all requirements of Law and (ii) all Contracts to which Seller is a party, and are valid, outstanding and enforceable policies. Except as set forth on Schedule 4.14, there are no pending or threatened claims under any insurance policy set forth thereon.

     4.15 Employee Benefit Plans and Employment Agreements. True, accurate and complete copies or descriptions of all "employee welfare benefit plans" or "employee pension benefit plans" as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, and all retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plans, vacation pay, severance pay, bonus or benefit arrangements, insurance or hospitalization programs or any other fringe benefit arrangements (whether pursuant to Contract, arrangement, custom or informal understanding) which do not constitute "employee benefit plans" (as defined in section 3(3) of ERISA) and all employment agreements, covering any Deaconess Employee (collectively, the "Benefit Plans") have been supplied to Purchaser. All Benefit Plans comply in form and operation with all requirements of applicable Law. Schedule 4.15 sets forth the names of the Benefit Plans.

     4.16 Employment and Labor Matters. Schedule 4.16 sets forth a true, accurate and complete list of the names and titles or job descriptions of each Deaconess Employee whose services are related exclusively to the operation of the Business and the annual compensation payable to each such individual for the current fiscal year. Except as set forth on Schedule 4.16, since December 31, 2004, there has been no material change in compensation, by means of wages, salaries, bonuses, gratuities or otherwise, or any change in compensation to Deaconess Employees for reimbursable business expenses. Since December 31, 2004, the Business has been and currently is conducted in compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, except where the failure to comply could reasonably be expected to result in a Material
Adverse Effect. Except as set forth on Schedule 4.16, Seller's relationship with the Deaconess Employees is good and there is, and, to Seller's Knowledge, no labor strike, dispute, slow-down or work stoppage actually pending or threatened involving the Business. None of the Deaconess Employees is covered by any collective bargaining agreement other than the agreements listed on Schedule 4.16, no collective bargaining agreement is currently being negotiated and, to Seller's Knowledge, no attempt is currently being made or has been made to organize any of the Deaconess Employees to form or enter into any labor union or similar organization.

     4.17 Taxes.

        (a) All federal, state, local and foreign income, corporation and other Tax Returns have been filed for Seller and all other filings in respect of Taxes have been made for Seller (or will be filed or made prior to the due dates therefor) for all periods through and including the Closing Date as required by applicable Law. All Taxes shown as due on all such Tax Returns and other filings have been paid (or will be paid prior to the due dates therefor). Each such Tax Return and filing is true, accurate and complete. All unpaid Taxes of Seller are reflected as accrued liabilities in its books and records as of the date hereof and the Closing Date. There are no Tax liens (other than Liens for current Taxes not yet due and payable) upon any of the Assets. All Taxes that Seller is required by Law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose and will be so paid prior to or on the applicable due date.

        (b) Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

     4.18 No Defaults or Violations.  Except as set forth on Schedule 4.18:

        (a) neither Seller nor Deaconess has breached any provision of, nor is it in default under the terms of, any Identified Contract and, to Seller's Knowledge, no other party to any Identified Contract has breached any provision of, or is in default under the terms of, any Identified Contract.

        (b) Seller and Deaconess are in compliance with, and no violation exists under, any and all Laws applicable to the Business, except where the failure to comply could reasonably be expected not to have a Material Adverse Effect.

        (c) No written or oral notice from any Governmental Authority has been received by Seller or Deaconess claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment, interest or penalty.

     4.19 Environmental Matters.  Except as set forth on Schedule 4.19:

        (a) Seller and Deaconess are in material compliance with all Environmental Laws, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of any Environmental Law or give rise to any Lien on any of the Assets under any Environmental Law; except where the failure to comply or condition could reasonably be expected not to have a Material Adverse Effect;

        (b) Seller and Deaconess are in possession of all Environmental Permits required for the ownership of the Purchased Assets or the conduct or operation of the Business (or any part thereof) and are in material compliance with all of the requirements and limitations included in such Environmental Permits; except where the failure to comply could reasonably be expected not to have a Material Adverse Effect;

        (c) To Seller's Knowledge, neither Seller nor Deaconess has used or stored any, Hazardous Substances in, on or at any Real
        Property;

        (d) Neither Seller nor Deaconess has received any written notice from any Governmental Authority or any other Person that Seller or Deaconess is in violation of any Environmental Law or Environmental Permit, or that Seller or Deaconess is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location; and

        (e) no condition has existed or event has occurred with respect to any property used by Seller or Deaconess or to Seller's knowledge, any predecessor to Seller in connection with the Business that in any case could, with or without notice, passage of time or both, give rise to any present or future liability of Seller or Deaconess pursuant to any Environmental Law.

     4.20 Litigation.

        (a) Except as set forth on Schedule 4.20, there are no actions, suits, mediations, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or threatened against or affecting Deaconess or Seller (as such is related to the Business) or any of their respective officers, directors, employees, agents or stockholders in their capacity as such, and to Seller's Knowledge, there are no facts or circumstances which may give rise to any of the foregoing.
        Except as set forth on Schedule 4.20, all of the proceedings set forth thereon are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth on Schedule 4.20. Except as set forth on Schedule 4.20, neither Deaconess nor Seller (with respect to the Business) is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither Deaconess nor Seller (with respect to the Business) has entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which Seller or Deaconess has any continuing obligation.

        (b) There are no claims, actions, suits, proceedings or investigations pending or threatened by or against Seller with respect to this Agreement or any of the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and to Seller's Knowledge, there is no valid basis for any such claim, action, suit, proceeding or investigation.

     4.21 Information and Records. The Information and Records are true, accurate and complete and, at Seller's expense, will be transferred to Purchaser at or after the Closing promptly at Purchaser's request in such form and format (including disaggregating such data from other data of Seller) as Seller currently maintains (unless such Information and Records cannot be segregated from Seller's Excluded Assets in which case, in a commercially reasonable manner). Deaconess's current record-keeping policies and practices conform to and are in material compliance with all DOE requirements and guidelines applicable thereto.

     4.22 No Other Agreement. Except for sales of assets in the ordinary course of business, none of Deaconess, Seller or any of their Affiliates has any Contract or arrangement with respect to the sale or other disposition of the Business or any of the Assets of Seller, except as set forth in this Agreement.

     4.23 Brokers. Seller has not used any broker or finder in connection with the transactions contemplated hereby, and neither Purchaser nor any Affiliate of Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Seller in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

     4.24 Accuracy of Statements. Neither this Agreement nor any Related Agreement nor any schedule or exhibit furnished or to be furnished by or on behalf of Seller to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement, any Related Agreement or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                            ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Seller, as of the date of this Agreement, as follows:

     5.1 Due Incorporation. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as they are now owned, leased and operated.

     5.2 Due Authorization. Purchaser has full power and authority to execute, deliver and perform this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Related Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly approved by all necessary corporate action and no other actions or proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance of this Agreement, the Related Agreements or the transactions contemplated hereby and thereby. Purchaser has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related
Agreements. This Agreement constitutes legal, valid and binding obligations of Purchaser and the Related Agreements upon execution and delivery by Purchaser will constitute legal, valid and binding obligations of Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, by equitable limitations on the availability of specific remedies and by principles of equity.

     5.3  Consents and Approvals; No Conflicts, etc.

        (a) Except for any required consents from the DOE or any applicable state regulatory authorities (the "Purchaser Consents"), no consent, authorization or approval of, or filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Purchaser of this Agreement and the Related Agreements and the consummation by Purchaser of the transactions contemplated hereby or thereby.

        (b) The execution, delivery and performance by Purchaser of this Agreement and the Related Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby do not and will not (i) violate any Law applicable to Purchaser or any of its properties or assets; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right), permit cancellation of, result in the creation of any Lien upon any of the assets or properties of Purchaser under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing, any Contract to which Purchaser is a party or by which Purchaser or any of its assets are bound; (iii) permit the acceleration of the maturity of any indebtedness of

        Purchaser or indebtedness secured by any of its assets or properties; or (iv) violate or conflict with any provision of the certificate of incorporation or bylaws or similar organizational instruments of Purchaser.

     5.4 Brokers. Purchaser has not used any broker or finder in connection with the transactions contemplated hereby, and neither Seller nor any Affiliate of Seller has or shall have any liability or otherwise suffer or incur any Loss as a result of or in connection with any brokerage or finder's fee or other commission of any Person retained by Purchaser in connection with any of the transactions contemplated by this Agreement or the Related Agreements.

     5.5 Representations of Seller. Except for the representations and warranties set forth in Article IV, Purchaser acknowledges that it is purchasing the Purchased Assets and leasing the Leased Assets on a "AS IS, WHERE IS" basis (as more particularly described in Section 2.6), and that Purchaser is not relying on any representation or warranty (express or implied, oral or otherwise) made on behalf of Seller other than as expressly set forth in this Agreement.

     5.6 Legal Proceedings. Except as set forth on Schedule 5.6, there are no claims, proceedings or investigations pending or, to Purchaser's Knowledge, threatened relating to or affecting Purchaser or any Affiliate of Purchaser before any court or Governmental Authority in which an adverse determination would materially adversely affect the business condition (financial or otherwise) of Purchaser or any Affiliate of Purchaser. Neither Purchaser nor any Affiliate of Purchaser is subject to any judgment, order, decree or other governmental restriction specifically applicable to Purchaser or any Affiliate of Purchaser that materially adversely affects the business condition (financial or otherwise) of Purchaser or any Affiliate of Purchaser.

     5.7 Ability to Perform. Purchaser has the ability to obtain funds in cash in amounts equal to the Purchase Price and will at the Closing have immediately available funds in cash, which are sufficient to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement or the Related Agreements and to consummate the transactions contemplated hereby and thereby.

     5.8 Solvency. Purchaser is not insolvent and will not be rendered insolvent as a result of any of the transactions contemplated by this Agreement or by the Related Agreements. For purposes of this Section 5.8, the term "solvency" means that: (i) the fair saleable value of Purchaser's tangible assets is in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with generally accepted accounting principles, and whether direct or indirect, fixed or contingent, secured or unsecured, and disputed or undisputed); (ii) Purchaser is able to pay its debts or obligations in the ordinary course as they become due; and (iii) Purchaser has capital sufficient to carry on its businesses and all businesses in which it is about to engage.

                           ARTICLE VI
                       COVENANTS OF SELLER

     Seller agrees to perform each of the following covenants:

     6.1 Implementing Agreements. Subject to the terms and conditions hereof, Seller shall use commercially reasonable efforts in taking all action reasonably required of it to fulfill its obligations under the terms of this Agreement and the Related Agreements and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby and thereby. Seller agrees that it will not take any action that would have the effect of preventing or impairing Seller's performance of its obligations under this Agreement and the Related Agreements.

     6.2 Consents and Approvals. Seller shall reasonably cooperate with Purchaser and its representatives and attorneys in:

        (a) Purchaser's commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of its obligations under this Agreement and the Related Agreements and the consummation by it of the transactions contemplated hereby and thereby, including all such consents and approvals by each party to any of the Contracts included in the Purchased Contracts and Permits. If a consent or approval is required by any party under any of the Contracts included in the Purchased Contracts and Permits and is not obtained on or before the Closing or if an attempted assignment is ineffective, Seller shall cooperate with Purchaser, with each party bearing its own costs, in any reasonable arrangement requested by Purchaser to provide for Purchaser the benefits under any such Contracts.

        (b) Purchaser's commercially reasonable efforts to obtain all required consents and approvals (if any) to assign and transfer the Permits to Purchaser at Closing and, to the extent that one or more of the Permits are not transferable, to obtain replacements therefor. If certain Permits are not transferable or replacements therefor are not obtainable on or before the Closing, but such Permits are transferable or replacements therefor are obtainable after the Closing, Seller shall continue to use such efforts in cooperation with Purchaser, with each party bearing its own costs, after the Closing as may be required to obtain all required consents and approvals to transfer, or obtain replacements for, such Permits after Closing.

        (c) Purchaser's efforts to make all filings, notices, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date pursuant to any applicable Law or Contract in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby and Seller shall cooperate with Purchaser in making all such filings, notices, applications, statements and reports that are required to be made prior to the Closing Date by or on behalf of Purchaser or any of its Affiliates pursuant to any applicable Law in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, from and after the date hereof, Purchaser shall take all actions required in connection with the filing of the DOE Application and the NCA Approval and to otherwise make notifications to, and secure authorizations, consents or similar approvals from, as the case may be, the Necessary Regulatory Authorities in connection with the transactions contemplated hereby

        (d) As part of such cooperation, Seller shall use all commercially reasonable efforts when requested by Purchaser, but shall not be obligated to obtain the approval or consent from any party required in connection with the performance of this Agreement, including the Purchased Contracts and Permits and any notices to the Governmental Authorities before or after the Closing, even if any such Purchased Contracts and Permits are not assignable without the Seller's consent. In addition, any and all liability resulting from the assignment of the Purchased Contracts and Permits without a required consent thereto shall rest with Purchaser.

     6.3  Preservation of Business.

        (a) Until the Closing, Seller shall incur and pay costs and otherwise operate the Business only in the usual, regular and ordinary course and in a manner consistent with past practice, and shall use commercially reasonable efforts to (i) preserve intact the present business organization and personnel of the Business, (ii) preserve the goodwill and advantageous relationships of the Business with students, faculty, suppliers, independent contractors, employees and other Persons material to the operation of the Business, (iii) prevent any event that could have a Material Adverse Effect and (iv) not permit any action or omission that would cause any of the representations or warranties of Seller contained herein to become inaccurate or any of the covenants of Seller to be breached.

        (b) Without limiting the generality of clause (a), until the Closing, except as set forth on Schedule 6.3 or with the prior written consent of Purchaser, Seller shall not:

               (i) take any action or omit to take any action, or permit any action or omission, which would cause a material breach of any of the Purchased Contracts and Permits or any other Contract or obligation the breach of which could have a Material Adverse Effect;

               (ii) take any action, or enter into or authorize any Contract or transaction or any amendment or modification to any Contract or transaction, other than in the ordinary course of business and consistent with past practice;

               (iii) sell, transfer, convey, assign or otherwise dispose of any of the Assets, other than in the ordinary course of business and consistent with past practice;

               (iv) except for capital improvements, purchases and expenditures permitted by clause (v) (below), acquire or lease any assets other than in the ordinary course of business and consistent with past practices or any assets that are material to the Business;

               (v) authorize or make any capital improvements or purchases or other capital expenditures related to the Business that individually or in the aggregate are in excess of $50,000;

               (vi) waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value;

               (vii) make any changes in its accounting systems, policies, principles or practices;

               (viii) make any borrowing, incur any debt (other than trade payables in the ordinary course of business and consistent with past practice), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice);

               (ix) suffer or permit the creation of any Lien over any of the Assets other than in the ordinary course of business and consistent with past practice;

               (x) make any loan, advance or capital contribution, with respect to the Business, to, or investment in, any other Person;

               (xi) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement with respect to the Business for the benefit or welfare of any director, officer, consultant or employee, or increase in any manner the compensation or fringe benefits of any director, officer, consultant or employee or pay any benefit not required by any existing plan and arrangement or enter into any Contract or arrangement to do any of the foregoing;

               (xii) make any Tax election or settle or compromise any federal, state or local Tax liability, or waive or extend the statute of limitations with respect to the Business in respect of any such Taxes;

               (xiii) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against Seller or any of its directors, officers, employees or agents with respect to the Business;

               (xiv) terminate, rescind, modify, amend or otherwise alter or change any of the terms or provisions of any of the Purchased Contracts and Permits (other than in the ordinary course of business and consistent with past practice), or reduce, discount, waive or forego any material payment or right thereunder, or agree to any compromise or settlement with respect thereto (other than in the ordinary course of business and consistent with past practice);

               (xv) hire any new employees in connection with the operation of the Business or terminate the employment of any Deaconess
          Employee (other than in the ordinary course of business and consistent with past practice);

               (xvi) enter into any Contract or arrangement of any kind with respect to the Business with any director, officer or employee of Seller or any of the respective Affiliates of such individuals, or any Contract or other arrangement of any kind with any Affiliate of Seller;

               (xvii) enter into any Contract or arrangement pursuant to which Seller grants or is granted any license or other right to use any of the Assets; or

               (xviii)   incur any obligation or enter into any Contract or
          arrangement with respect to the Business that either (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000 or (ii) has a term, or requires the performance of any obligations by Seller over a period, in excess of one year.

        (c) Without limiting the generality of clause (a), until the Closing, except as set forth on Schedule 6.3, Seller shall:

               (i) maintain its books, accounts and records related to the Business in the usual, regular and ordinary manner, and on a basis consistent with the Financial Statements and past practices,

               (ii) except as otherwise provided in Section 6.3(d), continue to carry its existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist, and

               (iii) duly comply with all Laws applicable to Seller or as may be required for the valid and effective transfer and assignment of the Purchased Assets.

        (d) Seller shall continue to carry its existing "claims-made" liability insurance applicable to periods up to the Closing Date and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

        (e) Any Contract or other obligation which requires the prior written consent of Purchaser pursuant to Section 6.3(b) and which is entered into or incurred with the prior written consent of Purchaser shall be included in the Purchased Assets and Permits and shall constitute an Assumed Liability, and the Schedules to this Agreement shall be deemed to have been updated to include any such Contract or obligation. Any Contract or other obligation entered into or incurred in violation of Section 6.3(b) shall not be included in the Purchased Assets and Permits, shall constitute an Excluded Liability, and shall not be included on any of the Schedules to this Agreement.

     6.4 Access to Information. Prior to the Closing, Seller shall give Purchaser and Purchaser's representatives reasonable access during normal business hours to all of the Contracts, books and records of Seller related to the Business (including employment histories and other information relating to employees), the Real Property and any other locations where any Information and Records are maintained or processed. Seller shall make the officers and employees of Seller available to Purchaser and its representatives as Purchaser and its representatives shall from time to time reasonably request upon no less than twenty-four
(24) hours prior notice. Purchaser and its representatives will be furnished with any and all information, to the extent such information is maintained by Seller, concerning the Business that Purchaser or its representatives reasonably request. Without limiting the foregoing, upon reasonable notice to Seller and during normal business hours, Seller shall give Purchaser and its representatives access to the books and records, which are related to the Business, of Seller to perform such auditing procedures as Purchaser or its representatives may reasonably determine.

     6.5 Supplemental Information. From time to time prior to the Closing, Seller will promptly disclose in writing to Purchaser any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Purchaser on the Schedules hereto or which would render inaccurate any of the representations, warranties or statements set forth in Article IV. No information provided to Purchaser pursuant to this Section 6.5 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or in any Related Agreement. Purchaser shall, at its option, be entitled to add any of the information disclosed pursuant to this Section 6.5 to the Schedules hereto upon written notice to Seller, in which case such information shall be deemed to have been disclosed to Purchaser from the date of this Agreement.

     6.6 Confidentiality. Except as required by Law or any Governmental Authority or as set forth on Schedule 6.6, after the Closing, Seller shall maintain all Confidential Information (other than such Confidential Information which after the Closing is received from a third party (provided such third party is not known by Seller to be bound by an obligation of secrecy)) in strict confidence in accordance with the procedures it uses to protect its own information of a similar nature and shall not use any such Confidential Information for any purpose.

     6.7 Tax Matters. After the Closing, Seller shall make available to Purchaser such records pertaining to the Business as Purchaser may reasonably require for the preparation of any Tax Returns or other similar governmental reports, documents or forms required to be filed by Purchaser and such records pertaining to the Business as Purchaser may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar governmental report, document or form.

     6.8 Cooperation. Prior to the Closing, Seller shall cooperate with Purchaser and shall take all actions reasonably requested by Purchaser to ensure a smooth transition of the Business from Seller to Purchaser.

                           ARTICLE VII
                     COVENANTS OF PURCHASER

     Purchaser agrees to perform each of the following covenants:

     7.1 Implementing Agreement. Subject to the terms and conditions hereof, Purchaser shall take all reasonable action required of it to fulfill its obligations under the terms of this Agreement and shall use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby. Except as otherwise expressly permitted hereby, Purchaser agrees that it will not take any action that would have the effect of preventing or impairing Purchaser's performance of its obligations under this Agreement.

     7.2 Consents and Approvals. Purchaser shall use all commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of its obligations under this Agreement and the Related Agreements and the consummation by it of the transactions contemplated hereby and thereby.
Purchaser shall make, or cause to be made, all filings, notices, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of Purchaser or any of its Affiliates pursuant to any applicable Law or Contract in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby and shall cooperate with Seller in making all such filings, notices, applications, statements and reports that are required to be made prior to the Closing Date by or on behalf of Seller or any of its Affiliates pursuant to any applicable Law in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby. Purchaser's failure to obtain any or all of the Purchased Contracts and Permits and Governmental Authority consents or estoppel certificates as of the Closing Date shall not be a condition precedent to either party's obligation to close the transaction contemplated by this Agreement.

     7.3 Confidentiality. Except as required by Law or any Governmental Authority, after the Closing, Purchaser shall maintain all of Seller's confidential information (other than such confidential information that after the Closing is received from a third party (provided such third party is not known by Purchaser to be bound by an obligation of secrecy)) in strict confidence in accordance with the procedures it uses to protect its own information of a similar nature and shall not use any such confidential information for any purpose.

     7.4 Tax Matters. After the Closing, Purchaser shall make available to Seller such records pertaining to the Business as Seller may reasonably require for the preparation of any Tax Returns or other similar governmental reports, documents or forms required to be filed by Seller and such records pertaining to the Business as Seller may reasonably require for the defense of any audit, examination, administrative appeal or litigation of any such Tax Return or other similar governmental report, document or form.

     7.5 Cooperation. Prior to the Closing, Purchaser shall cooperate with Seller and shall take all actions reasonably requested by Seller to ensure a smooth transition of the Business from Seller to Purchaser.

                          ARTICLE VIII
                      CONDITIONS PRECEDENT
                   TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by Purchaser of the following conditions on or prior to the Closing Date:

     8.1 Representations and Warranties. The representations and warranties of Seller contained herein and in the Related Agreements shall have been true, accurate and correct on and as of the date of this Agreement, and shall also be true, accurate and correct on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date, subject to the provisions of Section 6.5.

     8.2 Agreements and Covenants. Seller shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement and in the Related Agreements to be performed and complied with by it on or prior to the Closing Date.

     8.3 Consents and Approvals. Purchaser shall have received written evidence satisfactory to it that (a) all Seller Consents and Purchaser Consents have been obtained, and no such consent or approval shall contain any terms which, in the reasonable judgment of Purchaser, would have a Material Adverse Effect on Purchaser or its operation of the Business after the Closing, provided, however, that such terms are not of a type generally applicable to any entity obtaining a comparable consent, and (b) all required filings with Governmental Authorities have been made.

     8.4 No Material Adverse Change. Subject to the other provisions of this Agreement, no Material Adverse Change shall have occurred and no event shall have occurred which, in the reasonable judgment of Purchaser, could reasonably be expected to have a Material Adverse Effect.

     8.5 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which (a) might have a Material Adverse Effect or
(b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby or any integration of the Business with that of Purchaser and its Affiliates.

     8.6 Purchaser's Due Diligence. Purchaser shall have completed to its satisfaction, in its sole discretion, Purchaser's due diligence review of financial and legal matters with respect to the Business.
                           ARTICLE IX
                      CONDITIONS PRECEDENT
                    TO OBLIGATIONS OF SELLER

     The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver by Seller of the following conditions on or prior to the Closing Date:

     9.1 Representations and Warranties. The representations and warranties of Purchaser contained herein and in the Related Agreements shall have been true, accurate and correct on and as of the date of this Agreement, and shall also be true, accurate and correct on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

     9.2 Agreements and Covenants. Purchaser shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement and in the Related
Agreements to be performed and complied with by it on or prior to the Closing Date.

     9.3 Consents and Approvals. Seller shall have received written evidence satisfactory to it that (a) all Seller Consents and Purchaser Consents have been obtained, and no such consent or approval shall contain any terms which, in the reasonable judgment of Seller, would have a Material Adverse Effect on Seller or its operation after the Closing and (b) all required filings with Governmental Authorities have been made

     9.4 Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby

     9.5 Signing and Delivery of Documents and Instruments. Purchaser shall have executed and delivered all documents, instruments and certificates required to be executed and delivered pursuant to the provisions of this Agreement, including but not limited to those documents set forth in Section 11.3. Purchaser acknowledges that Purchaser shall not satisfy the condition precedent set forth in this Section 9.5 unless Purchaser initiates the wire transfer of the amount set forth in
Section 3.1 to Seller, and provides to Seller a Federal Reserve wire reference number with respect thereto, in accordance with
Section 3.1.
                            ARTICLE X
                   EMPLOYEES AND BENEFIT PLANS

     10.1 Certain Employee Matters.

        (a) Purchaser covenants and agrees that it shall make offers of employment (in substantially equivalent positions) to substantially all Deaconess Employees (whether such employees are full-time employees, part-time employees, on short-term or long-term disability or on leave of absence pursuant to Seller's policies, the Family and Medical Leave Act of 1993 or other similar local law) as of the Closing Date. Notwithstanding the foregoing, Purchaser acknowledges that Seller has the right, but is not required, to retain any management-level Deaconess Employee who does not accept Purchaser's employment offer made under this Section 10.1(a), which individuals will remain employed by Seller as of the Closing Date (the "Retained Management Employees"). Any of the Deaconess Employees who accept an offer of employment with Purchaser as of or after the Closing Date shall be referred to in this Agreement as the "Hired Employees." Purchaser agrees that it shall continue to employ in comparable positions the Hired Employees for a period of no less than ninety (90) calendar days following the Closing Date, unless

        Purchaser sooner terminates the employment of any Hired Employee for cause or any Hired Employee voluntarily resigns or retires. For a period of one year from the Closing Date, Purchaser shall ensure that the terms and conditions of employment (including initial position, cash compensation, shifts, benefits, including without limitation health, dental, disability, life insurance and retirement plans) of each of the Hired Employees on and after the Closing Date are, in the aggregate, substantially equivalent to that provided the Deaconess Employees as of the Closing Date, provided, however, that the entitlement of any of the Deaconess Employees to retention bonuses as of the Closing Date shall not constitute a term and condition of employment of any Hired Employee as to which Purchaser must provide a substantially equivalent benefit.

        (b) Purchaser shall give all Hired Employees full credit for extended sick pay (Reserve Sick) as of the Closing Date, and all other paid time off pay, either by (i) crediting such employees the time off reflected in the employment records of Seller immediately prior to the Closing Date, or (ii) by making full payments to such employees of the amounts that such employees would have received had they taken such paid time off.

        (c) Hired Employees shall be eligible for a medical and hospital plan sponsored by Purchaser. Hired Employees shall be given credit for periods of employment with Seller, as applicable, prior to the Closing Date for purposes of determining eligibility to participate and vesting of benefits in Purchaser's employee benefit plans, and preexisting condition limitations will be waived with respect to Hired Employees and their covered dependents unless such preexisting conditions, to the extent required by law, were applicable prior to the Closing Date.

        (d) Seller shall be responsible to provide continuation coverage pursuant to the requirements of Code section 4980B and Part 6 of Title I of ERISA ("COBRA Coverage") with respect to the Deaconess Employees (and their dependents) whose qualifying event occurred prior to the date on which the Deaconess Employees become Hired Employees. Purchaser shall be responsible to provide COBRA Coverage with respect to each of the Hired Employees (and their dependents) whose qualifying event occurs on or after the date on which such Deaconess Employees become Hired Employees.

        (e) After the Closing Date, Purchaser's human resources department will give reasonable assistance to Seller's human resources department with respect to Seller's post-Closing administration of Seller's pre-Closing employee pension benefit plans and employee health or welfare benefit plans for the Deaconess Employees (other than the Retained Management Employees). Within ten (10) days after the Closing Date, Purchaser shall provide to Seller a list of all of the Deaconess Employees who were offered employment by Purchaser but refused such employment.

        (f) With respect to all Deaconess Employees (including Hired Employees), Seller shall be responsible for and shall pay, on or prior to the Closing Date, all wages, bonuses, vacation pay, pay for other compensated absences and other remuneration (including mandatory or discretionary benefits) earned or accrued by such employees as of the close of business on the Closing Date, including any related payroll deductions (such as FICA and any pension or other employee benefit plan contributions and employment Taxes) with respect thereto, regardless of whether such amounts have been accrued on the books of Seller at the close of business on the Closing Date.

        (g) Seller shall have liability for and shall pay all severance payments (if any) due to any of the Deaconess Employees
(including any Hired Employee) as a result of the termination of their employment with Seller.

     10.2 Liabilities Under Benefit Plans.

        (a) Seller shall retain all, and Purchaser shall not purchase any assets of, and Purchaser shall not assume and shall not be deemed to have assumed any liability or responsibility for any obligations or liabilities under, with respect to or arising in connection with, any Benefit Plan or, any obligation or liabilities with respect to any Deaconess Employee, including Hired Employees, arising prior to or as of the Closing.

        (b) Purchaser or its Affiliates may, in their sole discretion, give credit for service with Seller rendered prior to the Closing Date to Hired Employees who remain employed by Purchaser or its Affiliates for some minimum period of time after the Closing Date under one or more of Purchaser's or its Affiliates' employee benefit plans and arrangements under which Hired Employees will be covered after the Closing Date, but in no event will such service recognition extend to the accrual of any benefits under any of Purchaser's or its Affiliates' pension plans (whether qualified or non-qualified).

     10.3 No Third Party Beneficiaries. It is understood and agreed between the parties that all provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties hereto and do not and shall not create any right in any other Person, including any Hired Employee, any participant in any benefit or compensation plan or any beneficiary thereof.

                           ARTICLE XI
                             CLOSING

     11.1 Closing. The Closing shall take place at the offices of Mayer, Brown, Rowe & Maw, LLP, at 10:00 a.m. Chicago time on
March [__], 2005, or such other place and time as the parties shall agree, or if the closing conditions set forth in Articles VIII and IX are not met on such date, the date that is at the earliest agreed upon by the parties following satisfaction of the closing conditions set forth in Articles VIII and IX. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date.

     11.2 Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser the following:

        (a) the Assignment and Assumption Agreement and the Bill of Sale, each duly executed by Seller;

        (b)  the Lease duly executed by Seller;

        (c)  the Services Agreement duly executed by Seller;

        (d)  the Clinical Affiliation Agreement duly executed by Seller;

        (e)  the Releases;

        (f) other instruments of transfer reasonably required by Purchaser to evidence the transfer of the Purchased Assets to Purchaser, including assignments with respect to any Intellectual Property registered, recorded or filed with any Governmental Authority, in form suitable for registration, recordation or filing with such Governmental Authority, in each case duly executed by Seller;

        (g) a certificate, dated the Closing Date, of Seller certifying as to the compliance by Seller with Sections 8.1 and 8.2;

        (h) a certificate of the secretary of Seller certifying resolutions of the board of directors of Seller approving and authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation by Seller of the transactions contemplated hereby and thereby;

        (i) letters of resignation from all of the members of the Deaconess College of Nursing Board of Directors; and

        (j) such other instruments, certificates , consents and other documents that are reasonably necessary to carry out the transaction contemplated by this Agreement and to comply with the terms hereof.

     11.3 Deliveries by Purchaser. At the Closing, Purchaser shall make the payment described in Section 3.1 and deliver to Seller the following:

        (a) the Assignment and Assumption Agreement and the Bill of Sale, each duly executed by Purchaser;

        (b)  the Lease duly executed by Purchaser;

        (c)  the Services Agreement duly executed by Purchaser;

        (d) the Clinical Affiliation Agreement duly executed by Purchaser;

        (e) a certificate, dated the Closing Date, of Purchaser, certifying as to compliance by Purchaser with Sections 9.1 and 9.2;

        (f) a certificate of the secretary of Purchaser certifying resolutions of the board of directors of Purchaser approving and authorizing this Agreement and the Related Agreements and the consummation by Purchaser of the transactions contemplated hereby and thereby;

        (g) such other instruments, certificates , consents and other documents that are reasonably necessary to carry out the transaction contemplated by this Agreement and to comply with the terms hereof; and

        (h) favorable original certificate of good standing, or comparable status, of Purchaser, issued by the Delaware Secretary of State, dated no earlier than a date that is fifteen (15) calendar days prior to the Closing Date.

                           ARTICLE XII
                           TERMINATION

     12.1 Termination. This Agreement may be terminated at any time on or prior to the Closing Date:

        (a)  With the mutual consent of Seller and Purchaser;

        (b) By Purchaser, if there shall have been a material breach of any covenant, representation or warranty of Seller hereunder or under any of the Related Agreements, and such breach shall not have been remedied within thirty (30) days after receipt by Seller of a notice in writing from Purchaser specifying the breach and requesting such be remedied;

        (c) By Seller, if there shall have been a material breach of any covenant, representation or warranty of Purchaser hereunder or under any of the Related Agreements, and such breach shall not have been remedied within thirty (30) days after receipt by Purchaser of notice in writing from Seller specifying the breach and requesting such be remedied; or

        (d) By Seller or Purchaser, if the Closing shall not have taken place on or before April 30, 2005; provided, that the right to terminate this Agreement under this clause (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

     In the event of any termination pursuant to this Section
12.1 (other than pursuant to clause (a)), written notice setting forth the reasons therefor shall forthwith be given by the terminating party to the other party.

     12.2 Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 15.1 (Expenses), 15.7 (No Third Party Beneficiaries),
15.8 (Publicity), 15.10 (Severability), 15.11 (Entire Understanding) and 15.12 (Governing Law), which shall survive the termination of this Agreement, and except that no such termination shall relieve any party from liability for any prior willful breach of this Agreement.

                          ARTICLE XIII
                  SURVIVAL AND INDEMNIFICATION

     13.1 Survival. The representations and warranties of the parties contained herein shall survive the Closing until the date that is one year after the Closing Date (the "Expiration Date"), except that the Tax Warranties shall survive until the Tax Statute of Limitations Date and the Title and Authorization Warranties shall survive forever.

     13.2 Indemnification by Seller. Seller shall indemnify Purchaser and its Affiliates (each a "Purchaser Indemnified Party") against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

        (a) any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) any representation or warranty made by Seller in this Agreement or any Related Agreement or any document delivered by Seller at the Closing; provided, that (i) except for breaches of or inaccuracies in Tax Warranties or Title and Authorization Warranties, a notice of the Purchaser Indemnified Party's claim shall have been given to Seller not later than the close of business on the Expiration Date and (ii) in the case of a Tax Warranty, a notice of the Purchaser Indemnified Party's claim shall have been given to Seller not later than the Tax Statute of Limitations Date;

        (b) any breach of or failure by Seller to perform any covenant or obligation of Seller set out or contemplated in this Agreement or any Related Agreement or any document delivered by Seller at the Closing;

        (c)  the Excluded Assets and the Excluded Liabilities;

        (d) any products provided or services performed by Deaconess or Seller on or before the Closing Date;

        (e)  any matters identified on Schedule 4.19; or

        (f)  the Pending Lawsuits.

     Seller shall not be required to indemnify Purchaser for any Loss arising out of breaches of representations and warranties whatsoever unless the aggregate Losses of Purchaser exceed $50,000, in which case Seller shall be responsible for the entire amount of the Loss and all Losses thereafter. Notwithstanding any provision to the contrary contained in this Agreement, the maximum aggregate liability of Seller to Purchaser under this Agreement shall not exceed the Purchase Price.

     13.3 Indemnification by Purchaser. Purchaser shall indemnify Seller and its Affiliates against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

        (a) any breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) any representation or warranty made by Purchaser in this Agreement or any Related Agreement or any document delivered by Purchaser at the Closing;

        (b) any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out or contemplated in this Agreement or any Related Agreement or any document delivered by Purchaser at the Closing;

        (c) any products provided or services performed by Deaconess or Purchaser after the Closing Date

        (d) the Assets (to the extent such Losses arise out of Purchaser's ownership of the Assets after the Closing Date); or

        (e)  the Assumed Liabilities.

     13.4 Claims. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement not involving any claim, or the commencement of any suit, action or proceeding, of the type described in Section 13.5, the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XIII except to the extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby.

     13.5 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided, that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article XIII except to the extent (if any) that the Indemnifying Person shall have been actually prejudiced thereby. The Indemnifying Person shall, at its own expense, assume the defense of any claim, suit, action or proceeding with counsel reasonably satisfactory to the Indemnified Person. The Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. The
Indemnified Person shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. All of the parties hereto shall cooperate in the defense or prosecution thereof.

     13.6 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 13.5 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that no such settlement shall be binding upon the Indemnified Person without its prior written consent, which shall not be unreasonably withheld or delayed, and provided further, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement.

     13.7 Parent Guarantee.

        (a) Terms. Subject to all of the limitations on liability set forth in this Article XIII, Parent hereby unconditionally, absolutely and irrevocably guarantees, as a primary obligor and not merely as a surety, to Purchaser the complete and timely performance by Seller of all of Seller's indemnification obligations under this Article XIII and any equitable remedy awarded to Purchaser under Section 14.3 (collectively, the "Guaranteed Obligations"). Parent's obligation under this
     Section 13.7 shall be a guaranty of payment and performance, and not of collection only. The obligations of Parent pursuant to this Section 13.7 shall remain in full force and effect without regard to, and shall not be impaired by: (i) any amendment, modification, addition, supplement, extension or acceleration of any part of this Agreement, (ii) any exercise or non-exercise by Purchaser of any right or privilege under this Agreement, (iii) any bankruptcy, insolvency, reorganization, dissolution, liquidation, or other similar proceeding relating to Seller or any of its Affiliates (including any release, limitation or impairment of Seller's obligations under this Agreement in such proceeding), or (iv) the existence or any facts or circumstances that cause any of the representations and warranties of Seller in this agreement to be (or being) inaccurate. Purchaser shall not be required to seek to enforce or resort to any remedies against Seller on account of the Guaranteed Obligations. Parent unconditionally waives: (i) any demand, protest, or notice as the same pertains to Seller, (ii) any right to require Purchaser to proceed against Seller or to exhaust any security held by Purchaser or to pursue any other remedy, (iii) any defense based upon an election of remedies by Purchaser, and (iv) any duty of Purchaser to advise Parent of any information known to Purchaser regarding Seller. The obligations of Parent under this Section
     13.7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Seller or any other Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of such
     Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Parent agrees that until the indefeasible payment and satisfaction in full of a Guaranteed Obligation, it shall not exercise any right or remedy arising by reason of any performance by it of its guaranty contained herein, whether by subrogation or otherwise, against Seller with respect to such Guaranteed Obligation; provided that no such delay in exercising any such right or remedy shall prejudice Parent, in Parent's sole discretion, in the exercise of any such right or remedy. Parent's obligations under this
     Section 13.7 constitute a continuing guaranty and shall continue in full force and effect until such time as Seller's obligations under Article XIII have been fully performed. Notwithstanding any provision to the contrary contained in this Agreement, the maximum aggregate obligation of Parent to Purchaser under this
     Section 13.7 shall not exceed the Purchase Price.

        (b) Representations of Parent. Parent represents and warrants to Purchaser on the date hereof and as of the Closing Date that,
     (i) Parent is a corporation validly existing and in good standing under the laws of Delaware and has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated herein, (ii) the execution and delivery of this Agreement and the performance by Parent of its obligations hereunder do not violate, conflict with, breach, or cause a default under, in any material respect, (A) any term, condition or provision of any Law applicable to Parent, (B) any material agreement to which Parent is a party, or (C) any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of Parent, (iii) the execution and delivery of this Agreement and the performance of Parent's obligations hereunder have been duly authorized by all necessary corporate action, and (iv) this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors' rights generally or (y) legal and equitable limitations on the availability of specific remedies.


                            ARTICLE XIV
                         NONCOMPETITION

     14.1 Noncompetition.

          (a) Except as set forth on Schedule 14.1, Seller expressly covenants and agrees that for a period of five years from and after the Closing Date, neither Seller nor any of its Affiliates will directly or indirectly, without the prior express written consent of Purchaser, (i) own, (other than ownership of less than 1% of the issued and outstanding securities of an entity registered under the Securities Exchange Act of 1934) manage, operate, join, control, consult with or participate in or with any business, individual, partnership, firm, corporation or other entity which is engaged in the nursing education business in the States of Missouri or Illinois, or any "on-line" or web-based nursing education business, or (ii) disturb or attempt to disturb any business relationship between any third party and Purchaser or any of its Affiliates in connection with the Business, except any such relationships involving Seller or Seller's Affiliates. Notwithstanding any provision to the contrary contained in this Agreement, this Section 14.1 shall not restrict, prohibit or affect any current or future clinical affiliation agreements entered into by Seller or any of its Affiliates.

        (b) For a period of 12 months following the Closing Date, Purchaser agrees that it shall not solicit or encourage any officer or employee not related to the Business, who is employed by Seller to leave the employ or retention of Seller; provided that this restriction shall not apply to employees who respond to general ads or general solicitations of the hiring party.

        (c) For a period of 12 months following the Closing Date, Seller agrees that it shall not solicit or encourage any officer or employee employed by the Business to leave the employ or retention of the Business; provided that this restriction shall not apply to employees who respond to general ads or general solicitations of the hiring party.

     14.2 Remedies. Each party expressly agrees that the remedies at law for any breach of the provisions of this Article XIV would be inadequate and that, in addition to any other remedies that a party may have, each party shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages or posting bond. To the extent that any part of this Article XIV may be invalid, illegal or unenforceable for any reason, it is intended that such part shall be enforceable to the extent that a court of competent jurisdiction shall determine that such part, if more limited in scope, would have been enforceable. Seller acknowledges that Purchaser would not enter into this Agreement or acquire the Purchased Assets unless Seller agreed to the provisions of this Article XIV.

                           ARTICLE XV
               PURCHASER'S RIGHT OF FIRST REFUSAL

     15.1 Right of First Refusal. For so long as Parent or any of its Affiliates owns the assets of Lutheran Hospital School of Nursing
(the "Lutheran Assets"), prior to making any sale or transfer of the Lutheran Assets (other than to any Affiliate of Parent), Parent shall give Purchaser the opportunity to purchase the Lutheran Assets in the following manner:

        (a) Parent shall give notice (the "Transfer Notice" ) to Purchaser in writing of such intention specifying the portion of the Lutheran Assets proposed to be sold or transferred. If Parent (i) has received an offer from a third party with a proposed purchase price, then Parent shall include in the Transfer Notice such price and the other material terms upon which such disposition is proposed to be made, or (ii) if Parent has not received an offer from a third party with a proposed purchase price and the other material terms upon which such disposition may be made, then Parent shall include in the Transfer Notice the price and other material terms in which it wishes to dispose of such assets. Purchaser shall have the right exercisable by written notice (the "Purchaser Notice") to Parent within thirty (30) Business Days after receipt of the Transfer Notice, to elect to purchase all, but not less than all, of the Lutheran Assets that Purchaser proposes to transfer at the price set forth in the Transfer Notice plus 10% thereof and on the other terms set forth in the Transfer Notice.

        (b)  If Purchaser exercises its right of first refusal under
        Section 15.1 (a), the closing of the purchase of the Lutheran Assets with respect to which such right has been exercised shall take place within thirty (30) calendar days after the date Parent receives the Purchaser Notice, and Parent and Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their reasonable efforts to secure any approvals required in connection therewith.

        (c) If Purchaser does not exercise its right of first refusal hereunder within the time specified for such exercise or does not purchase the Lutheran Assets within the time specified for such purchase, then Parent shall be free, during the period of ninety
        (90) calendar days following the expiration of such time for exercise or purchase, to sell the Lutheran Assets specified in such Transfer Notice, at a price equal to or greater than the price set forth therein and with other terms no less favorable to Parent than the terms set forth in the Transfer Notice.

        (d) Purchaser may assign its rights under this Section 15.1 to any of its Affiliates.

                           ARTICLE XVI
                          MISCELLANEOUS

     16.1 Expenses. Except as otherwise provided herein, each party hereto shall bear its own expenses with respect to the transactions contemplated hereby; provided that both parties shall equally split payment for (a) all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the Purchased Assets and (b) all costs of transferring the Information and Records to Purchaser.

     16.2 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument signed by each of the parties hereto.

     16.3 Extended Affiliation.  The parties agree, for the ninety
(90) days after execution of this Agreement, to use good faith efforts to negotiate a comprehensive clinical affiliation agreement between DeVry, Inc. and the Parent.

     16.4 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission (receipt confirmed) or (c) three Business Days after being deposited in the mail, certified or registered, postage prepaid:

     If to Seller or Parent, addressed as follows:

          Doctors Community Healthcare Corporation
          6720 N. Scottsdale Road, Suite 275
          Scottsdale, AZ 85253
          Attention: David Denslaw
          Telephone No.: (480) 348-1099
          Facsimile No.: (480) 948-7104

          with a copy to:

          Epstein Becker & Green P.C.
          1227 25th Street, N.W.
          Suite 700
          Washington, D.C. 20037-1156
          Attention: Clifford E. Barnes
          Telephone No.: (202) 861-0900
          Facsimile No.:  (202) 296-2882

     If to Purchaser, addressed as follows:

          Ross University School of Nursing and Health Sciences,Inc. c/o DeVry Inc.
          1 Tower Lane
          Oakbrook Terrace, Illinois 60181
          Attention:  Marilynn J. Cason
          Telephone No.:  (630) 574-1901
          Facsimile No.:  (630) 574-1693

          with a copy to:

          Mayer, Brown, Rowe & Maw LLP
          190 South LaSalle Street
          Chicago, Illinois  60603
          Attention:  John R. Sagan
          Telephone No.:   (312) 782-0600
          Facsimile No.:   (312) 701-7711

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     16.5 Effect of Investigation. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Purchaser shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, Seller made or undertaken pursuant to this Agreement or any Related Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Purchaser.

     16.6 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     16.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no assignment of any rights or obligations shall be made by Seller or Parent without the written consent of Purchaser or by Purchaser without the written consent of Seller, except that Purchaser may assign any or all of its rights hereunder without such consent to any Affiliate of Purchaser.

     16.8 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, and no provision of this Agreement shall be deemed to confer upon any other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

     16.9 Publicity. Prior to the Closing Date, except as required by Law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by any of the parties or any of their respective
Affiliates, officers, directors, employees, representatives or agents, without the prior written agreement of Purchaser and Seller, in any case, as to form, content, timing and manner of distribution or publication; provided, that nothing in this
Section 16.9 shall prevent such parties from discussing such transactions with those Persons whose approval, agreement or opinion, as the case may be, is required for consummation of such transactions.

     16.10 Further Assurances. Upon the reasonable request of Purchaser, Seller will on and after the Closing Date execute and deliver to Purchaser such other documents, deeds, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, each of the Purchased Assets, and to otherwise carry out the purposes of this Agreement. Seller further agrees that, from and after the Closing Date, it will cooperate in all reasonable efforts of Purchaser to enforce or preserve its rights in and to all Intellectual Property conveyed to Purchaser pursuant to this Agreement.

     16.11 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     16.12 Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

     16.13 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     16.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
                             *  *  *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                              ROSS UNIVERSITY SCHOOL OF NURSING
                              AND HEALTH SCIENCES, INC.


                              By:
                                Name:
                                Title:



                              FOREST PARK HOSPITAL
                              CORPORATION #1


                              By:
                                Name:
                                Title:


                              DOCTORS COMMUNITY HEALTHCARE
                              CORPORATION


                              By:
                                Name:
                                Title: